Exhibit 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL COMPUTER SYSTEMS, INC.
                       (As adopted on January 19, 1968 and
                         amended through March 3, 1998)

                                    ARTICLE I

The name of this corporation shall be: NATIONAL COMPUTER SYSTEMS, INC.

                                   ARTICLE II

The registered office of this corporation shall be 11000 Prairie Lakes Drive, Eden Prairie, Minnesota.

                                   ARTICLE III

This corporation shall have general business purposes and shall have unlimited power to engage in, and to do any lawful act concerning any and all lawful business for which corporations may be organized under the Minnesota business corporation act.

This corporation shall have the power to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation.

                                   ARTICLE IV

This corporation shall have perpetual duration.

                                    ARTICLE V

(A) The aggregate number of shares which this corporation shall have authority to issue is 110,000,000 shares, divided into 100,000,000 shares of common stock, par value $.03 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

(i) Common Stock. The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property or in shares of the capital stock of the corporation. Each holder of record of the common stock shall have one vote for each share of common stock registered in his name on the books of the corporation and entitled to vote. The common stock shall have no special powers, preferences, or rights, or qualification, limitations or restrictions thereof.

(ii) Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time for series of preferred stock out of the unissued series of preferred stock not then allocated to any series of preferred stock. Before any shares of any such series of preferred stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

    (1) The designation and name of such series and the number of shares that shall constitute such series;

    (2) The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

    (3) Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment dividends;

    (4) Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

    (5) Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on, or the making of sinking fund or other like retirement provisions for, shares of any other series or over dividends on the common stock;

    (6) The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of affairs of the corporation, on shares of any other series or on the common stock;

    (7) The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of the common stock;

    (8) The extent of the voting powers, if any , of the shares of such series;

    (9) The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

    (10) Any other  preferences and relative,  participating,  optional or other
         special  rights,  and   qualifications,   limitations  or  restrictions
         thereof, of the shares of such series.

The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters among the various series of preferred stock.

All shares of preferred stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

Shares of any series of preferred stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of preferred stock and may be reissued as part of such series or as part of any other series of preferred stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of preferred stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of preferred stock, undesignated as to series.

(B) The Board of Directors shall have authority (i) to accept or reject subscriptions for shares of any class, (ii) to allot shares of the corporation from time to time for such considerations in money, property, or both, as may be authorized by law, and (iii) to fix the terms, provisions and conditions of and authorize the issuance of (a) rights to convert any securities of this corporation into shares of any class or classes, including the conversion basis or bases and (b) options to purchase or subscribe for shares of any class or classes, including the option price or prices at which shares may be purchased or subscribed for.

(C) No holder of shares of common stock of this corporation shall have any pre-emptive or preferential right of subscription to any shares of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the corporation issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its sole discretion, may from time to time determine, and at such price as the Board of Directors from time to time may fix.

(D) Cumulative voting by shareholders of this corporation shall not be permitted.

                                   ARTICLE VI

The amount of stated capital of this corporation at the time of the adoption of these Restated Articles of Incorporation is $8,217.00.

                                   ARTICLE VII

(A) The management of the business and affairs of the corporation shall be vested in a Board of Directors whose number and membership shall be determined as provided in the By-Laws, subject to applicable provisions of law. The names and addresses of the members of the Board of Directors of this corporation at the time of the adoption of these Restated Articles of Incorporation are as follows:

Harlan R. Ward
1015 South Sixth Street
Minneapolis, Minnesota

Gerald F. Koch
1015 South Sixth Street
Minneapolis, Minnesota

Edward E. Strickland, Jr.
1015 South Sixth Street
Minneapolis, Minnesota

Robert F. Zicarelli
1384 Northwestern Bank Building
Minneapolis, Minnesota

Robert J. McNulty
Builders Exchange Building
Minneapolis, Minnesota

George J. Game
3830 Glenhurst Avenue
Minneapolis, Minnesota

(B) The Board of Directors shall have authority to adopt, alter and amend By-Laws, subject to the power of the shareholders to change or repeal such By-Laws.

                                  ARTICLE VIII

The holders of a majority of the outstanding shares of this corporation shall, at any meeting lawfully called for such purpose, have the power to authorize the sale, lease, exchange or other disposition of all or substantially all of the property and assets of this corporation, including its good will, to amend, supplement or restate the Articles of Incorporation of this corporation, and to adopt or reject an agreement of consolidation or merger.

                                   ARTICLE IX

A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date when this Article IX became effective.

If the Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.